PACIFIC WEST BANCORP
C/O TRANSFER ONLINE
512 SE SALMON ST.
PORTLAND, OR 97214

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on [__/__]/2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on [__/__]/2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1 and 2.

		For	Against	Abstain
1	Approval of the Agreement and Plan of Merger, dated as of February 25, 2026 by and between FS Bancorp, Inc. ("FS Bancorp") and Pacific West Bancorp ("Pacific West")(the "merger agreement"). The merger agreement provides the terms and conditions under which it is proposed that Pacific West merge with and into FS Bancorp, as described in the accompanying proxy statement/prospectus.	0	0	0
2	A proposal of the Pacific West board of directors to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger agreement (which we refer to as the "adjournment proposal").	0	0	0

NOTE: Any other business that may be properly submitted to a vote at the special meeting or any adjournment or postponement of the special meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000711087_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement/Prospectus is available at www.proxyvote.com

PACIFIC WEST BANCORP
1300 SW 5th Ave , Suite 900 Portland, OR
SPECIAL SHAREHOLDERS MEETING
[_____] [__], 2026 [__]:00 PM (PST)

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoints Jason Wessling, proxy holder with power of substitution to represent and vote on behalf of the undersigned all shares of common stock of Pacific West Bancorp that such undersigned shareholder is entitled to vote as of [______] [__], 2026 at the Special Meeting to be held [______] [__] 2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000711087_2 R2.09.05.010

Continued and to be signed on reverse side